SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 7, 2008
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	001-31400	54-1345899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of Principal executive offices)(ZIP code)

(703) 841-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On March 5, 2008, the Board of Directors of CACI International Inc (the "Company") approved an amendment to Section 4 of Article VI of the Company's Amended and Restated By-laws ("By-laws") to clarify that the Company's capital stock may be represented by uncertificated, as well as certificated, shares. The Company adopted the amendment in connection with new rules adopted by the New York Stock Exchange that require listed companies to be eligible for the Direct Registration System ("DRS") no later than March 31, 2008. The DRS allows a stockholders' ownership to be recorded and kept on the books of an issuer or its transfer agent without issuance of a physical stock certificate.

The foregoing description of the amendments to the Company's By-laws is qualified in its entirety by reference to the full text of the amended By-laws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 3.1	Amended and Restated By-laws of CACI International Inc amended as of March 5, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:

Arnold D. Morse Senior Vice President, Chief Legal Officer and Secretary